Exhibit I


                          CSW International Two, Inc.*
                               Statement of Income
                   For the Twelve Months Ended March 31, 2000
                                   (Unaudited)


                                                               (millions)
Operating Revenues
    Electric revenues                                            $ 1,433
    Other diversified                                                281
                                                           --------------
                                                                   1,714

Operating Expenses
    Cost of electric sales                                           914
    General and administrative                                       250
    Depreciation and amortization                                    129
    Other diversified                                                221
                                                           --------------
                                                                   1,514

Operating Income                                                     200
                                                           --------------

Other Income and (Deductions)
    Investment Income                                                 33
    Interest income                                                    7
    Interest expense                                                (104)
                                                           --------------
                                                                     (64)
                                                           --------------

Income Before Income Taxes                                           136

Provision for Income Taxes                                            19
                                                           --------------

Net Income                                                         $ 117
                                                           ==============


   * SEEBOARD plc is an indirect wholly owned subsidiary of CSW International
                                    Two, Inc.